UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 5, 2011

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices)(Zip code)

Registrant's telephone number, including area code:  (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 5, 2011, Martin Midstream GP LLC, the general partner (the “General Partner”) of Martin Midstream Partners L.P. (the “Partnership”) approved and executed Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of the Partnership.  This amendment revised the definition of “Conflicts Committee” to include a modified independence standard for members of the Conflicts Committee of the Board of Directors of the Partnership.  A director will be considered “independent” after an affirmative determination by the Board of Directors that the director has no relationship with the General Partner that, in the Board’s opinion, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a member of the Conflicts Committee.

Item 9.01. Exhibits.

     (d) Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P., dated January 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

	By:	Martin Midstream GP LLC,
Its General Partner

Date: January 7, 2011	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

Exhibit No.	Description
3.1	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P., dated January 5, 2011.